                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Fiserv, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                    [LOGO]

                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045


February 27, 2001


To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Fiserv, Inc. (the "Company"), to be held at the Company's corporate offices at 10:00 a.m., Central Standard Time, Thursday, March 29, 2001, in the Company's Education Center located on the second floor.

Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please mark, sign and return your Proxy Card promptly in the enclosed envelope which requires no postage if mailed in the United States. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention.

Sincerely,

/s/ Leslie M. Muma

Leslie M. Muma
President and Chief Executive Officer

                                    [LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 29, 2001

To the Shareholders of Fiserv, Inc.:

The Annual Meeting of Shareholders of Fiserv, Inc. (the "Company") will be held at the Corporate Offices on Thursday, March 29, 2001, at 10:00 a.m., Central Standard Time, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

     1. To elect two Directors to serve for a three-year term expiring in 2004, and in each case until their successors are elected and qualified;

     2.   To approve the Fiserv, Inc. Executive Incentive Compensation Plan;

     3. To approve the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 12, 2001, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

/s/ Charles W. Sprague

Charles W. Sprague
Secretary
February 27, 2001

Your vote is important. The Proxy Statement is included with this notice. To vote your shares, please mark, sign, date and return your Proxy Card as soon as possible. A return envelope is enclosed for your convenience. Shareholders attending the meeting may withdraw their proxies at any time prior to the exercise thereof as further described herein.

                                PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is being mailed on or about February 27, 2001, to the holders of record as of February 12, 2001, of common stock ("Common Stock") of Fiserv, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, at 10:00 a.m., Central Standard Time, on March 29, 2001, and at any and all adjournments or postponements thereof. Any shareholder appointing a Proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary written notice thereof (Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045); (ii) appointing a new Proxy; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail, by Directors, officers and regular employees of the Company, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward Proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employees or Directors of the Company, or any of its affiliates.

Purposes of Annual Meeting

The Annual Meeting has been called for the purposes of: (i) electing two Directors to serve for a three-year term expiring in 2004; (ii) approving the Fiserv, Inc. Executive Incentive Compensation Plan; (iii) approving the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2001; and (iv) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The persons named as proxies in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote:
(i) to elect as Directors the nominees noted herein; (ii) for approval of the Fiserv, Inc. Executive Incentive Compensation Plan; and (iii) for approval of the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2001. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named in the Proxy will vote in accordance with their best judgment on such matters.

Voting Securities

The Board of Directors has fixed the close of business on February 12, 2001, as the record date (the "Voting Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 124,066,596 shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by Proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, shall constitute a quorum for the transaction of business. A quorum being present, all matters, other than the election of Directors, shall require the affirmative vote of a majority of the total votes cast in person or by Proxy in order to be approved. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Broker non-votes will not be so included. Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The Company will vote shares for participants of the 401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries, who fail to give timely directions as to the voting of shares held in their participant accounts, in the same proportion as it votes the shares for which the Company receives directions. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information with respect to the beneficial ownership of Common Stock as of December 31, 2000 (except as otherwise noted below) by: (i) each shareholder known to the Company to own beneficially more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "Commission"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) each Director and Director nominee of the Company; (iii) each of the executive officers of the Company appearing in the Summary Compensation Table on page 9; and (iv) all Directors and executive officers as a group. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

The following table sets forth information as reported to the Commission as of December 31, 2000, with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address                       Amount of
of Beneficial Owner               Beneficial Ownership   Percent of Class
-------------------------------------------------------------------------

AIM Management Group Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046...........         9,098,355               7.4%

The following table sets forth information furnished to the Company as of December 31, 2000, with respect to the beneficial ownership of the Company's Common Stock by each Director and nominee, certain named executive officers and by all Directors and executive officers as a group.

                                            Number of Shares of
                                               Common Stock
                Name                    Beneficially Owned/(1)(2)/    Percent of Class
--------------------------------------------------------------------------------------
Leslie M. Muma......................             1,378,118                    1.1%
Donald F. Dillon....................             4,592,095                    3.7%
Kenneth R. Jensen...................             1,096,394                      *
Norman J. Balthasar.................               488,422                      *
Dean C. Schmelzer...................               243,048                      *
George D. Dalton....................             1,653,813                    1.3%
Daniel P. Kearney...................                   493                      *
Gerald J. Levy......................               144,556                      *
L. William Seidman..................                86,951                      *
Thekla R. Shackelford...............                43,720                      *
All Directors and executive
officers as a group (15 persons)....            10,852,023                    8.8%

* Amount represents less than 1% of the total number of shares of Common Stock outstanding on December 31, 2000.

(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Each person on the above table disclaims beneficial ownership of shares owned by his or her spouse, minor children or other relatives.

(2) Includes shares of Common Stock, which, as of December 31, 2000, were subject to outstanding stock options exercisable currently or within 60 days as follows: Mr. Muma - 1,012,205; Mr. Dillon - 412,110; Mr. Jensen - 777,748; Mr. Balthasar - 264,325; Mr. Schmelzer - 242,211; Mr. Dalton - 1,123,054; Mr. Kearney - 493; Mr. Levy - 90,664; Mr. Seidman - 82,451;
     Ms. Shackelford - 41,470; and all Directors and executive officers as a group - 4,696,412.


                 MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1.  Election of Directors

The following is a summary of certain information concerning the nominees for Director and continuing Directors of the Company. There are no family relationships among any of the Directors and/or executive officers of the Company. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

Nominees for three-year term expiring in 2004:
Kenneth R. Jensen (age 57) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Company since it was established in 1984. He became Senior Executive Vice President of the Company in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc., a computer services company. From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation, a financial services company, and from 1974 to 1980, also was Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 35 years of experience in the data processing industry. He also serves as a Director of Alliance Data Systems Corporation (credit card processing), Dallas, Texas.

Principal Occupation: Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

Thekla R. Shackelford (age 66) was appointed a Director of the Company in 1994. Ms. Shackelford is an Educational Consultant and served as President of the National Professional Association for Education Consultants from 1987 to 1988. Prior to 1987, she was Director of Development of the Buckeye Boys Ranch located in Columbus, Ohio. She currently is serving as Chairman of the I KNOW I CAN and Project GRAD boards in Columbus, Ohio, and on the Boards of the Ohio State University Foundation and Franklin University. She is a Director of Wendy's International, Inc. (restaurants), Columbus, Ohio. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements. Principal Occupation: Educational Consultant.

The affirmative vote of a plurality of the votes cast is required for the election of Directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above-described nominees.

The Board of Directors recommends that you vote FOR the election of the nominees
                                                ---
for Director.

Information With Respect to Continuing Directors

Continuing terms expiring in 2002:
Donald F. Dillon (age 60) has been Chairman of the Board of Directors since July 2000. Mr. Dillon served as Vice Chairman of the Board of Directors from May 1995 to June 2000. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. ("ITI"), a software company, which has grown to become a leading national provider of banking software and services. ITI was acquired by the Company in May 1995, and Mr. Dillon continues in his position as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served most recently as Senior Vice President - Information Management Division. Mr. Dillon has over 30 years of experience in the financial and data processing industries. He also serves as Vice Chairman and Secretary of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a member of the Board of Trustees for the University of Nebraska and a member of the University of Nebraska's Directors Club. Principal Occupation: Chairman of the Board of Directors of the Company and Chairman of ITI.

Gerald J. Levy (age 68) has been a Director of the Company since 1986. He is known nationally for his involvement in various financial industry organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, S.S.B., Milwaukee, Wisconsin, in various capacities, including Chief Executive Officer from 1973 to the present. He also serves as a Director of Guaranty Bank, S.S.B. and Guaranty Financial M.H.C., the holding company of Guaranty Bank, S.S.B., both in Milwaukee, Wisconsin, and Republic Mortgage Insurance Company, Winston-Salem, North Carolina. Principal Occupation: Chief Executive Officer of Guaranty Bank, S.S.B.

Leslie M. Muma (age 56) has been a Director of the Company since it was established in 1984. He was named Chief Executive Officer in 1999. Mr. Muma served as President and Chief Operating Officer of the Company from 1984 to 1999. From 1971 to 1984, Mr. Muma was the President of one of the Company's predecessors, Data Management Resources, Inc., a wholly owned subsidiary of

Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 35 years of data processing experience. He also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin. Principal Occupation:
President and Chief Executive Officer of the Company.

Continuing terms expiring in 2003:
George D. Dalton (age 72) has been a Director since the Company was established in 1984. Mr. Dalton served as Chairman of the Board of Directors from 1984 to March 2000, and was Chief Executive Officer of the Company from 1984 to 1999. From 1964 to 1984, Mr. Dalton was President of one of the Company's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 45 years of data processing experience. Since the fall of 2000, Mr. Dalton has been Chairman and Chief Executive Officer of CALL-Solutions, Inc., a provider of call center services located in Waukesha, Wisconsin. He also serves as a Director of Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas, and Fiduciary Management, Inc. (investment funds), Milwaukee, Wisconsin. Mr. Dalton is Chairman of the Milwaukee School of Engineering Board of Regents. Principal Occupation: Chairman and Chief Executive Officer of CALL-Solutions, Inc.

Daniel P. Kearney (age 61) was appointed a Director of the Company in November of 1999. Mr. Kearney is a Financial Consultant and served as Chief Investment Officer of Aetna, Inc. from 1991 to 1998. In 1995, he assumed the additional responsibility of President of Aetna's annuity, pension and life insurance division, retiring in 1998. Prior to joining Aetna, Mr. Kearney was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board. Before that he was a principal at Aldrich, Eastman and Waltch, Inc., a Boston-based pension fund advisor. From 1977 to 1988, Mr. Kearney was with Salomon Brothers, Inc. as Managing Director of its Real Estate Financing Department and a founder of its Mortgage Securities Department, and from 1976 to 1977 he was Associate Director of the Office of Management and Budget (OMB) for the U.S. federal government. He served as President of the Government National Mortgage Association (Ginnie Mae) from 1974 to 1976, Deputy Assistant Secretary of the Department of Housing and Urban Development (HUD) from 1973 to 1974, and as Executive Director of the Illinois Housing Development Authority from 1969 to 1973. Previously he was in private law practice in Chicago, Illinois. Mr. Kearney has over 30 years experience in the banking, insurance and legal industries. Mr. Kearney also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin; MBIA, Inc. (insurance), Armonk, New York; and Great Lakes Real Estate Investment Trust (real estate), Oak Brook, Illinois. Principal Occupation: Financial Consultant.

L. William Seidman (age 79) has been a Director of the Company since 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation in October 1985 and Chairman of the Resolution Trust Company in 1989, and held such positions until October 1991. From 1982 to 1985, he was Dean of the College of Business at Arizona State University, Tempe, Arizona. From 1977 to 1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was managing partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman in 1970 and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He also was Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966. Mr. Seidman also serves as a Director of Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas; Intellidata, Inc. (financial services), Herndon, Virginia; and LML Payment, Inc. (financial services), Vancouver, British Columbia. Principal Occupation: Chief Commentator for CNBC-TV, Publisher of Bank Director and Board Member magazines, and Industry Consultant.
   -------------     ------------

Matter 2.  Approval of Fiserv, Inc. Executive Incentive Compensation Plan

The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, the Fiserv, Inc. Executive Incentive Compensation Plan (the "Plan") for 2000 and subsequent years unless and until terminated by the Compensation Committee of the Board of Directors.

Description of Material Features of the Plan

The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

Purpose of the Plan
The purpose of the Plan is to promote the interests of the Company and its shareholders by providing an additional incentive to senior executives (the "Participants") for their contributions to the profitability of the Company, and to offer an additional inducement in attracting and retaining such persons. It is intended that payments under the Plan constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code.

Features of the Plan
The Plan establishes a correlation between the annual incentives awarded to the Participants and the Company's financial performance. Each year, the Compensation Committee will establish, during the first 90 days of a performance year, the performance goal to be achieved before any award will be payable. The performance goal will be based upon the amount the Company's earnings per share-diluted increases during that year compared to the Company's earnings per share-diluted for the immediately preceding year, subject to adjustment for certain one-time charges or gains or changes in accounting rules. The maximum bonus amount awarded for achieving the goal set by the Compensation Committee may vary from year to year, although the value of a designated Participant's bonus amount for any fiscal year may not exceed $2,000,000. The Compensation Committee retains full discretion to reduce or eliminate any award that may be earned by a Participant under the Plan.

Administration
The Plan is administered by the Compensation Committee, which must consist of at least two Directors who are "outside directors" as defined under Treasury Regulation Section 1.162-27(e)(3)(i). The Committee members currently are those persons listed on page 12.

Certain Federal Income Tax Consequences
Any cash payments a Participant receives in connection with awards under the Plan are includable in income in the year received. Generally, the Company will be entitled to deduct the amount the employee includes in income in the year of payment. Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The Company believes awards under the Plan will qualify for the performance-based compensation exception to the deductibility limit.

Other Information
If approved by shareholders, the Plan will be effective as of January 1, 2000. No grants of awards have been made under the Plan, and any amounts to be received by Participants under the Plan have not been determined.

Vote Required
The affirmative vote of a majority of the shares represented, in person or by Proxy, at the Annual Meeting is required for approval of the Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal.

The Board of Directors recommends that shareholders vote FOR approval of the
                                                         ---
Plan.

Matter 3.   Appointment of Auditors

The Company's independent auditors for the fiscal year ended December 31, 2000, were Deloitte & Touche LLP, Milwaukee, Wisconsin. The Board of Directors of the Company has recommended that Deloitte & Touche LLP be reappointed to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2001. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 2000.

The affirmative vote of a majority of the shares represented, in person or by Proxy, at the Annual Meeting is required for approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Although shareholders are not legally required to approve the appointment of the Company's auditors, the Company nonetheless has traditionally permitted shareholders to approve the appointment. In the event this proposal is not approved, the Board of Directors will re-evaluate its recommendation. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above proposal.

The Board of Directors recommends that shareholders vote FOR the proposal to
                                                         ---
reappoint Deloitte & Touche LLP as the Company's independent auditors.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors held four regular meetings during fiscal 2000. During fiscal 2000, each Director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors held during his or her tenure as a Director or committee member. The Board of Directors has standing Compensation, Audit and Nominating Committees.

The Compensation Committee evaluates the performance of the Company's executive officers, approves executive officer compensation and reviews management's recommendations as to the compensation of other key personnel and makes recommendations to the Board of Directors regarding the types, methods and levels of Director compensation, administers the compensation plans for the officers, Directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Compensation Committee are Messrs. Kearney (Chairman), Levy and Seidman, and Ms. Shackelford. The Compensation Committee held two meetings during the year ended December 31, 2000.

The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with these accountants the Company's policies and procedures with respect to auditing and accounting controls. The Audit

Committee also reviews with the independent accountants the financial statements, auditor's reports and management letter of the independent accountants. The Audit Committee reviews and evaluates Conflict of Interest statements and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Audit Committee are Messrs. Seidman (Chairman) and Kearney, and Ms. Shackelford. The Audit Committee held four meetings during the fiscal year ended December 31, 2000.

The Nominating Committee assists the Board of Directors in identifying and evaluating potential nominees for a Directorship, and recommending qualified nominees to the Board for consideration. The Nominating Committee selects the Director nominees to stand for election at the Company's Annual Meetings of Shareholders and to fill vacancies occurring on the Board. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-laws also provide for shareholder nominations of candidates for election as Directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the By-laws) in writing to the Chairman of the Board and/or President of the Company. The members of the Nominating Committee are Ms. Shackelford (Chairman) and Messrs. Kearney, Levy and Seidman. The Nominating Committee held two meetings during the fiscal year ended December 31, 2000.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as members of the Board of Directors of the Company or for service on committees of the Board of Directors. A Director who is not an officer or employee of the Company receives an annual fee of $16,000 for service on the Board of Directors of the Company, plus $1,200 for attendance at Board of Director meetings and $400 for attendance at telephonic Board of Director meetings. Each outside Director is granted options to acquire, at fair market value, 12,000 shares of Common Stock of the Company upon election to each new three-year term and 400 shares of Common Stock for attendance at regular Board of Director meetings. The options granted vest 20% per year and expire 10 years from the date of the award.

Compensation of Executive Officers

The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid by the Company and its subsidiaries during each of the three years ended December 31, 2000, to the Company's Chief Executive Officer and the next four highest paid executive officers whose total annual salary and bonus for the fiscal year ended December 31, 2000, exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                 Annual               Long-Term
                                                            Compensation/(2)/       Compensation
                                                            -----------------       ------------
                                                                                     Securities
                                                                                     Underlying          All Other
Name and Principal Position                      Year      Salary     Bonus/(1)/     Options/(3)/       Compensation/(4)/
---------------------------                      ----      ------     ----------      -----------       ------------------
Leslie M. Muma                                   2000    $699,500       $455,000          125,866          $14,400
  President and Chief Executive                  1999     650,000        290,000          120,741           14,400
  Officer                                        1998     580,000        268,000          197,437           12,800

Donald F. Dillon                                 2000     625,000        350,000          111,345           14,400
  Chairman of the Board,                         1999     500,000              -/(1)/     106,693           14,400
  Chairman of Information                        1998     315,000        210,000          174,655           12,800
  Technology, Inc.

Kenneth R. Jensen                                2000     519,000        346,000           96,821           14,400
  Senior Executive Vice                          1999     480,000        225,000           92,644           14,400
  President, CFO and Treasurer                   1998     450,000        208,000          151,875           12,800

Norman J. Balthasar                              2000     425,000        230,000           59,400           14,400
  Corporate Executive Vice                       1999     335,000        200,000           58,050           14,400
  President, President and COO,                  1998     315,000        145,000           79,650           12,800
  Financial Institution Group

Dean C. Schmelzer                                2000     294,000        158,500           36,300           14,400
  Corporate Executive Vice                       1999     280,000        150,000           33,357           14,400
  President, Marketing and Sales                 1998     267,000        110,000           31,500           12,800

(1) Bonus payments are typically paid in February/March for the previous year's performance and represent amounts paid for discretionary incentive awards. Mr. Dillon's bonus has historically been paid in December, however, his 1999 incentive award was paid in February/March 2000, similar to other executives.

(2) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated and, accordingly, are not included.

(3) Adjusted to recognize 3-for-2 stock splits effective in April of 1999 and May of 1998.

(4) Amounts shown in this column represent the Company's matching contributions on behalf of the named executive officers under the Company's 401(k) Plan for the fiscal years ended December 31, 1998 and 1999. The amount shown for fiscal 2000 is estimated.

The following table sets forth certain information concerning individual grants of stock options to those individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                 Individual Grants
------------------------------------------------------------------------------------
                      Number of       % of Total
                     Securities        Options                                   Grant
                     Underlying       Granted to       Exercise                   Date
                       Options       Employees in       Price    Expiration     Present
       Name         Granted/(1)/   Fiscal Year/(2)/     ($/Sh)      Date        Value/(3)/
       ----         ----------     ---------------     ------       ----       -----------
Leslie M. Muma       125,866             10.5           32.00      2/16/10    $1,953,654
Donald F. Dillon     111,345              9.3           32.00      2/16/10     1,782,264
Kenneth R. Jensen     96,821              8.1           32.00      2/16/10     1,502,827
Norman J. Balthasar   59,400              5.0           32.00      2/16/10       921,989
Dean C. Schmelzer     36,300              3.0           32.00      2/16/10       563,438

 (1) The Company's Stock Option Plan provides for grants of Common Stock to employees and Directors. In general, the options are granted with an option price not less than the fair market value of the underlying shares on the date of grant, with 20% of the options becoming exercisable annually and expiring 10 years from the date of the grant.

(2) Options to purchase 1,194,654 shares of Common Stock were granted to employees under the Company's Stock Option Plan during the fiscal year ended December 31, 2000.

(3) These values were calculated using the Black-Scholes single option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's Common Stock at a future date. The following assumptions were used to calculate the values shown: expected price volatility of 48.6%, risk-free rate of return of 5.0% and option holding period of five years.

The following table sets forth certain information concerning the exercise of stock options granted under the Company's Stock Option Plans by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                   Number of                 Value of
                                             Securities Underlying         Unexercised
                                                  Unexercised              In-the-Money
                                                    Options                 Options at
                    Number of                 at Fiscal Year End        Fiscal Year End/(1)/
                     Shares      Value      ------------------------------------------------------
       Name         Exercised   Realized    Exercisable  Unexercisable Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------
Leslie M. Muma      120,739   $6,594,811     900,462        275,048    $30,335,960   $5,374,605

Donald F. Dillon          0            0     313,295        243,231      8,200,886    4,752,890

Kenneth R. Jensen    92,643    4,721,412     691,862        211,412     23,308,310    4,131,156

Norman J. Balthasar 180,348    8,154,687     215,567        123,548      6,522,391    2,373,965

Dean C. Schmelzer         0            0     214,872         68,763      7,414,835    1,311,918

 (1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the stock options and the exercise price of the options at December 31, 2000.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Company's Chairman; President and Chief Executive Officer; Senior Executive Vice President and Chief Financial Officer; and Corporate Executive Vice Presidents (the "Executives"). In so doing, the Compensation Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Company, thereby contributing to the value of shareholders' investment.

Base Salary. Each of the Executive's base salary is derived primarily through an
-----------
analysis of appropriate industry and competitive labor markets for executive officers. Based upon the Company's performance over the past five years when compared to companies comprising the S&P 500 and the NASDAQ Computer and Data Processing Services Industry Index, the Compensation Committee believes that the level of compensation for the Executives is commensurate with that which is being paid to senior executives by other companies in similar businesses.

Incentive Compensation Plan. For each of the Executives, a cash incentive
---------------------------
compensation plan is established at the beginning of each fiscal year in connection with the establishment of the Company's strategic plans and annual operating budgets. Each individual's plan establishes a range for incentive compensation and a number of performance objectives. The performance objectives generally include earnings per share growth, the financial performance of an Executive's business unit, and/or various other measurable financial and non-financial objectives.

Stock Option Awards. In addition to annual cash compensation, the Compensation
-------------------
Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Company's Common Stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share and 25% on revenue growth. If the revenue growth percentage exceeds that for earnings per share, the earnings per share growth percentage will replace the revenue growth percentage in determining awards. The minimum growth required to earn awards is 10% and the maximum annual award to any Executive is 675,000 shares.

Mr. Muma's 2000 Compensation. Compensation for the Chief Executive Officer
----------------------------
aligns with the philosophy and practices discussed above for the other senior executive officers. At the beginning of each year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. For compensation paid in 2000, Mr. Muma's performance goals were established based on strategic and financial measurements, including a target level of earnings per share and implementation of the Company's acquisition and internal growth strategies. Of these factors, the Company's target level of earnings per share carried a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Muma's incentive compensation for 2000 reflects favorable achievement of the established performance objectives, particularly earnings per share and revenue growth, the key determinants of Mr. Muma's incentive compensation. The Compensation Committee awarded Mr. Muma stock options in accordance with the criteria described above for other senior executives.

Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company's
--------------
income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the Compensation Committee that the Company should use its best efforts to cause any compensation paid to Executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the Company's Stock Option Plan was designed to permit awards made under it to qualify for Section 162(m)'s exception for "performance-based compensation." The Executive Incentive

Compensation Plan that the Company is requesting shareholders to approve will enable the Company to pay incentive compensation in the future that is fully deductible.

Committee Members:     Daniel P. Kearney, Chairman
                       Gerald J. Levy
                       L. William Seidman
                       Thekla R. Shackelford


Stock Price Performance Graph

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                        FISERV, INC., S&P 500 INDEX AND
          NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX
      (Assumes initial investment of $100 and reinvestment of dividends.)


                                    [GRAPH]

                                                1995     1996      1997      1998      1999      2000
Fiserv, Inc.                                  100.00   122.50    163.75    257.20    287.35    355.81
S & P 500                                     100.00   123.18    164.36    212.07    256.84    233.95
Nasdaq Computer and Data Processing           100.00   123.42    151.63    270.52    594.39    274.91

Assumes $100 invested on December 31, 1995, in each of Company Common Stock, S&P 500 Index and NASDAQ Computer and Data Processing Services Index and reinvestment of all dividends paid during the five-year period ended December 31, 2000.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit B, the Audit Committee of the Board assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined in the NASDAQ listing standards.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and internal audit organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. For 2000, aggregate fees for the annual audit of the Company's financial statements were approximately $650,000 and other services, including income tax services, were approximately $710,000. The auditors did not provide any professional services related to financial information systems design and implementation. The Audit Committee has considered the level of non-audit services provided by the auditors in its deliberations of auditor independence.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Committee Members:       L. William Seidman, Chairman
                         Daniel P. Kearney
                         Thekla R. Shackelford

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons owning in excess of 10% of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Commission. Officers, Directors and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

In January 2001, a Form 4 reflecting a sale of Common Stock was inadvertently filed late for Robert H. Beriault. To the best of the Company's knowledge, all required filings in 2000, with the exception of this occurrence, were properly made in a timely fashion. In making the above statements, the Company has relied upon representation of the persons involved.

Shareholder Proposals for the 2002 Annual Meeting

Any proposal which a shareholder wishes to have included in the Proxy materials of the Company relating to the next Annual Meeting of Shareholders, which is scheduled to be held in March 2002, pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") must be received at the corporate offices of the Company, 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, no later than October 31, 2001. In addition, a shareholder who otherwise intends to present business at the 2002 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an Annual Meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Company at the address listed above not later than 30 days in advance of the scheduled date of the Annual Meeting (subject to certain exceptions if the date of the Annual Meeting is advanced). Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2002 Annual Meeting but do not intend to include in the Company's Proxy Statement for such meeting) prior to February 25, 2002, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2002 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2002 Annual Meeting, then the persons named in the proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal. It is urged that any such proposals be sent certified mail, return receipt requested.

Annual Report

The Annual Report of the Company for the fiscal year ended December 31, 2000, will be mailed to each shareholder on or about February 27, 2001. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed by the Company with the Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Company on the record date for the Annual Meeting.

Requests and inquiries should be addressed to Charles W. Sprague.

                                              By Order of the Board of Directors

                                              /s/ Charles W. Sprague

                                              Charles W. Sprague, Secretary
                                              Brookfield, Wisconsin
                                              February 27, 2001

                                                                       Exhibit A

                                 FISERV, INC.

                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                     -------------------------------------

1.   Purpose of the Plan
     -------------------

The purpose of the Plan is to promote the interests of the Company and its Shareholders by providing an additional incentive to Participants for their contributions to the profitability of the Company, and to offer an additional inducement in attracting and retaining such persons. It is intended that payments under the Plan constitute "qualified performance-based compensation" under Section 162(m) of the Code, and the Plan shall be construed consistently with such intention.

2.   Certain Definitions
     -------------------

        "Accounting Board" means the Financial Accounting Standards Board or any other entity that sets accounting standards.

        "Board of Directors" means the Board of Directors of the Company.

        "Bonus Amount" for a Participant with respect to a Fiscal Year means the amount payable to the Participant under the Plan with respect to such Fiscal Year, as determined by the Committee pursuant to Section 6.

        "Code" means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

        "Committee" means a committee designated by the Board of Directors to administer the Plan, consisting solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        "Company" means Fiserv, Inc., a Wisconsin corporation.

        "Designation Period" with respect to a Fiscal Year means the period beginning on the first day of the Fiscal Year and ending on the earlier of (a) 90 days after the beginning of such Fiscal Year or (b) the date on which the first 25% of the Fiscal Year ends.

        "Earnings Per Share-Diluted" for a Fiscal Year means the earnings per share-diluted for such Fiscal Year as reported on the Financial Statement for such Fiscal Year, adjusted to eliminate (a) any one-time charge related to purchase or pooling accounting adjustments relating to an acquisition that are required to be made by Accounting Principles Board Opinion No. 16 or other rule of any Accounting Board, (b) with respect to the Fiscal Year in which a change is made, the effects of any change in any accounting rule required by an Accounting Board that reduces earnings per share on a fully diluted basis, provided such rule change was made by the Accounting Board after the date on which the Maximum Planned Bonus Amounts for such Fiscal Year were set by the Committee, and (c) any one-time adjustment for legal settlement, gain or loss from a sale of stock, business disposition or discontinued operations, in each case only to the extent such adjustment was included in the computation of Earnings Per Share-Diluted as set forth on such Financial Statement.

        "Financial Statement" for a Fiscal Year means the audited consolidated financial statement of the Company and its subsidiaries for such Fiscal Year.

        "Fiscal Year" means the fiscal year of the Company.

        "Maximum Planned Bonus Amount" for a Participant with respect to a Fiscal Year means the maximum amount of the bonus payable to the Participant with respect to such Fiscal Year for meeting his Performance Goal for such Fiscal Year, as set by the Committee with respect to such Fiscal Year pursuant to Section 5.

        "Participant" with respect to a Fiscal Year means a senior executive of the Company or any of its subsidiaries, who is designated by the Committee pursuant to Section 4 to be eligible to receive a Bonus Amount with respect to such Fiscal Year.

        "Performance Goal" with respect to a participant for a Fiscal Year means the amount of the increase in Earnings Per Share-Diluted for such Fiscal Year over the Earnings Per Share-Diluted for the immediately preceding Fiscal Year, as designated by the Committee with respect to such Fiscal Year pursuant to
Section 5.

        "Plan" means this Executive Incentive Compensation Plan of the Company, as amended from time to time.

        "Shareholders" means the shareholders of the Company.

        "Transfer" means sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber.

3.   Administration
     --------------

The Plan will be administered by the Committee. The determination of the Committee with respect to any matter arising pursuant to the Plan shall be conclusive and binding on the Company and its subsidiaries and the Participants.

4.   Designation of Participants
     ---------------------------

Within the Designation Period for each Fiscal Year, the Committee shall designate in writing the Participants, if any, eligible to receive a Bonus Amount with respect to such Fiscal Year. Once set, the Participants with respect to the Fiscal Year cannot be changed for any reason.

5.   Designation of Performance Goals and Maximum Planned Bonus Amounts
     ------------------------------------------------------------------

Within the Designation Period for each Fiscal Year, the Committee shall designate in writing the Performance Goal(s) for each Participant with respect to such Fiscal Year and the related Maximum Planned Bonus Amount for such Participant for meeting such Performance Goal for such Fiscal Year. The Committee may designate different Performance Goals and/or different Maximum Planned Bonus Amounts for different Participants for any Fiscal Year. The Maximum Planned Bonus Amount for a Participant with respect to a Fiscal Year with respect to any Performance Goal may be set forth as a fixed amount, in a formula (e.g., as a percentage of the Participant's annual base salary as of the beginning of the Fiscal Year) or in any other manner, as long as a third party having knowledge of the relevant performance results and other objective information could calculate the Maximum Planned Bonus Amounts. Once set, neither the Performance Goal(s) or the Maximum Planned Bonus Amount(s) for a Participant with respect to the Fiscal Year may be modified or adjusted for any reason.

6.   Bonus Amount
     ------------

The Bonus Amount for a Participant with respect to a Fiscal Year shall be the Maximum Planned Bonus Amount for such Participant with respect to the Fiscal Year with respect to the highest Performance Goal for such Participant that is achieved with respect to the Fiscal Year; provided, however, that the Bonus
                                          --------  -------
Amount for any Participant with respect to a Fiscal Year shall not exceed $2,000,000; and further, provided, that the Bonus Amount shall be subject to reduction as provided in Section 7. The Bonus Amount for each Participant with respect to the Fiscal Year shall be determined by the Committee, based on achievement of the Performance Goal for such Participant for such Fiscal Year, and certified in writing to the Company. Subject to Section 15, the Bonus

Amounts with respect to a Fiscal Year shall be paid in cash, without interest as soon as practicable after such certification is received. Subject to Section 7, payment shall be made to the applicable Participant or, in the event of his death, to his estate. Payments of Bonus Amounts shall be subject to withholding of taxes and other amounts required by applicable law, as determined by the Company.

7.   Discretion to Reduce Bonus Amount
     ---------------------------------

The Committee, in its sole discretion, may reduce the Bonus Amount otherwise payable to a Participant with respect to a Fiscal Year if the Committee, in its sole discretion, determines such reduction is appropriate, taking into consideration such factors as the Committee deems appropriate. Such factors may include, without limitation, the termination of a Participant's employment with the Company or any of its subsidiaries for any reason, including without limitation, as a result of the death or disability of the Participant. A discretionary reduction in a Bonus Amount with respect to a Fiscal Year may be made with respect to all or only particular Participants with respect to a Fiscal Year, may be made in different amounts or percentages for different Participants, and may be based on considerations that are unique to a particular Participant and/or considerations affecting the Company and the Participants generally. A discretionary reduction in a Participant's Bonus Amount with respect to a Fiscal Year shall not increase the Bonus Amount otherwise payable to another Participant with respect to the Fiscal Year. Notwithstanding anything herein to the contrary, the Committee may not make any adjustment pursuant to this Section 7 if such adjustment would cause the Bonus Amount not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, as determined by the Committee in good faith.

8.   Unfunded, Unsecured, Promise
     ----------------------------

The Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A Participant shall rely solely on the unfunded and unsecured promise of the Company to pay any Bonus Amount. Nothing in this Agreement shall be construed to give any Participant any right, title or interest or claim in or to or lien on any specific asset, fund, reserve, account or property of any kind owned by the Company or in which it may have any right, title or interest, now or in the future. Rather, a Participant may only enforce its claim against the Company for payment of a Bonus Amount in the same manner as an unsecured general creditor of the Company.

9.   Separate from Other Plans
     -------------------------

Any Bonus Amount for a Participant is separate and apart from, and in addition to, any other amount payable by the Company or any of its subsidiaries to the Participant. No action is required to be taken by the Participant to participate in the Plan. Except as expressly provided in the applicable plan or program, no Bonus Amount for a Participant shall be considered salary, wages or compensation for purposes of determining the amount or nature of benefits that the Participant is entitled to receive under any other Company benefit plan or program.

10.  No Right to Employment
     ----------------------

Nothing in the Plan nor any designation as a Participant shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with any right of the Company or any of its subsidiaries to terminate such employment at any time for any reason, without liability to the Company or its subsidiaries. Nothing in the Plan nor any designation under the Plan shall in any way limit the right or power of the Company to engage in any business or transaction or make any expenditure.

11.  Bonus Non-Transferable
     ----------------------

No Bonus Amount or right under the Plan shall be Transferable (except as expressly provided in Section 6). Any attempted Transfer shall be null and void ab initio and shall not bind the Company.
---------

12.  Governing Law; Construction
     ---------------------------

The Plan and all matters related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to conflict of law provisions that would defer to the substantive rules of another jurisdiction. The Plan shall not be construed or interpreted with any presumption against any person by reason of such person having caused the Plan to be drafted. Whenever, it appears appropriate from the content, any term stated in the singular or plural, or in the masculine or feminine, shall include the other.

13.  Partial Invalidity
     ------------------

The invalidity, illegality or unenforceability of any provision of the Plan or any designation by the Committee shall not effect the validity, legality or enforceability of any other provision or designation, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

14.  Amendment and Termination of the Plan
     -------------------------------------

The Board of Directors without further approval of the Shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend the Plan at any time or from time to time; provided, however, that the Board of Directors may condition the effectiveness of a suspension, termination or amendment upon such Shareholder approval as the Board of Directors may determine. No such suspension, termination or amendment shall affect any Bonus Amount otherwise payable with respect to the Fiscal Year in which such suspension, termination or amendment occurs.

15.  Effective Date; Shareholder Approval
     ------------------------------------

The Plan is effective for the Fiscal Year beginning January 1, 2000, and each Fiscal Year thereafter until terminated, subject to the approval by the Shareholder entitled to vote thereon by a majority of the votes cast, in person or by proxy, at the March 2001 Annual Meeting of Shareholders. No Bonus Amount may be paid unless and until such Shareholder approval has been obtained, regardless of whether any Performance Goal has been met. If such Shareholder approval is not obtained, the Plan shall terminate.

                                                                       Exhibit B

                                 FISERV, INC.

                            AUDIT COMMITTEE CHARTER
                            -----------------------

1. Function
   --------

The Audit Committee is a committee of the Board of Directors of Fiserv, Inc. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, Fiserv Corporate Audit and the external auditor.

2. Responsibilities
   ----------------

In meeting its responsibilities, the Audit Committee shall:

 . Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

 . Oversee the external audit coverage, including annual nomination of the external auditor. The external auditor is ultimately accountable to the Board of Directors and the Audit Committee. Specific duties include, but are not limited to:
       -   Auditor engagement letters
       -   Estimated fees
       -   Timing of auditor's visits
       -   Coordination with internal auditing
       -   Monitoring of audit results
       -   Review of auditor's performance
       -   Review accounting policies and disclosures

 .  Ensure independence of external auditor by:
       - Obtaining documentation from the external auditor stating their independence from Fiserv, Inc. in compliance with Independence Standards Board Standard 1.
       - Considering whether the non-audit services Fiserv, Inc. receives from its external auditor are compatible with maintaining the independence of the external auditor.
       - Engaging in dialogue with the external auditor to assure certainty that the external auditor remains independent and that the Board of Directors takes appropriate action when and as necessary to assure the external auditor's independence.

 .  Review and discuss the financial statements with management and the external auditors, including:
       -   Interim financial statements
       - Annual financial statements, external auditor's opinion and management letters

       - Inquire of management, the Director of Audit and the external auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

 .   Discuss with the external auditor the matters required to be discussed by
    Statement on Accounting Standards No. 61.

 .   Recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K.

 .   Review legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

 .   Report Committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

 .   Review the Committee's charter annually and update when appropriate.

 .   Review periodically the Directors' roles and responsibilities to ensure that these remain appropriate and assure disclosure of conflict of interest.

 .   The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

 .   Meet with the Director of Audit, the external auditor and management to discuss any matters that the Committee or these groups believe should be discussed with the Audit Committee.

 .   Review with the Director of Audit and the external auditor the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.

 .   Consider and review with management and the Director of Audit significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

 .   Minutes of each meeting are to be prepared and sent to Audit Committee members and the Fiserv Directors who are not members of the Committee. If the secretary of the corporation has not taken the minutes, they should be sent to him or her for permanent filing.

 .   Prepare annually a report of the Audit Committee for inclusion in Fiserv,
    Inc.'s annual Proxy Statement. The report shall include information required by the Securities and Exchange Commission.

3.  Membership
    ----------

The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Each member of the Audit Committee must be financially astute, and at least one member must have accounting or related financial management expertise. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors upon recommendations of the Nominating Committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements of Fiserv, Inc. are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations.

                                  Fiserv, Inc.
                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045
                                 (262) 879-5000

Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha counties. Approaching Milwaukee County, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee's Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take I-894 (bypass). This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile (two stoplights) to Bluemound Road/Highway 18. Turn left (west) on Bluemound Road and continue approximately 1-1/2 miles (five stoplights), turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Wyndham Gardens Hotel at this entrance).

Traveling from the west, exit I-94 at Bluemound Road/Highway 18. Go east on Bluemound Road approximately 1-1/2 miles (six stoplights), turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

                                     [MAP]

[LOGO]

255 Fiserv Drive
Brookfield, Wisconsin  53045

                                 FISERV, INC.

         This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints LESLIE M. MUMA, DONALD F. DILLON and CHARLES W. SPRAGUE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. (the "Corporation") held of record by the undersigned on February 12, 2001, at the Annual Meeting of Shareholders to be held on March 29, 2001, or any adjournment thereof.

Election of Directors, Nominees
for a term expiring in 2004:

K.R. Jensen
T.R. Shackelford


You are encouraged to mark your choices in the appropriate boxes on the reverse side of this proxy card. If you do not mark any boxes your vote will be voted in accordance with the Board of Directors' recommendation. However, the Proxies can not vote your shares unless you sign and return this card.
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------


                          /\ FOLD AND DETACH HERE /\

X    Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals 1, 2 and 3.

1.  Election of two directors to serve for a three-year term expiring in 2004:

FOR all nominees and their term                 WITHHOLD AUTHORITY to vote
listed below (except as written to              for all nominees listed below
the contrary on the line provided)

[_]                                             [_]


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

_______________________________________


                                                 FOR     AGAINST    ABSTAIN
2.  Proposal to approve the Fiserv, Inc.         [_]       [_]        [_]
Executive Incentive Compensation Plan:


                                                 FOR     AGAINST    ABSTAIN

3.  Proposal to approve the reappointment        [_]       [_]        [_]
of Deloitte & Touche LLP, Milwaukee,
Wisconsin, as the independent auditors of the Corporation and subsidiaries for 2001:


Yes, I will attend the annual meeting on March 29, 2001:   [_]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, date, sign and return this proxy card promptly.

______________________________________________________

______________________________________________________
SIGNATURE(S)                                  DATE